AMENDMENT NUMBER 1
TO
WARRANT

THIS IS AMENDMENT NUMBER 1 (“this Amendment”) that is being executed and delivered by and between Barron Partners LP (“Barron”) and Speedemissions, Inc., a Florida corporation (the “Company”), and dated effective as of October 14, 2005 in order to amend that certain Common Stock Purchase Warrant “B” to purchase 19,659,346 shares of the Company’s Common Stock dated June 30, 2005 (the “Warrant”) and by which Barron and the Company, in consideration of the mutual promises contained in the Warrant and in this Amendment and other good and valuable consideration (the sufficiency, mutuality and adequacy of which are hereby acknowledged), hereby agree as follows:

1.	Amendment to Exercise Price. The Exercise Price, as such term is defined in the Warrant shall be $0.12.

2.	Section 6 of the Warrant is restated as follows:

6. Maximum Exercise. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on such date. This Section 6 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term “Affiliate” shall mean any person: (a) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (b) who beneficially owns (i) any shares of the Company’s Series A Convertible Preferred Stock, (ii) the Company’s Common Stock Purchase Warrant dated October 14, 2005, or (iii) this Warrant. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

3.	Section 9 of the Warrant is restated as follows:

9. Sale or Merger of the Company. Upon a Change in Control, the restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

4.	No Other Effect on the Warrant. Except as amended by this Amendment, the Warrant remains in full force and effect.

5.	Effective Date. This Amendment is effective October 14, 2005.

6.	Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The parties to this Amendment agree to all definitions in this statement of the parties to this Amendment. A capitalized term in this Amendment has the same meaning as it has as a capitalized term in the Warrant unless the context clearly indicates to the contrary.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

Signature Page Follows

DULY EXECUTED and delivered by Barron and the Company, as of October 14, 2005 effective as set forth above.

Barron:	Barron Partners LP

	By:	/s/ Andrew Barron Worden
Name: Andrew Barron Worden
Title: Managing Partner

Company:	Speedemissions, Inc.

	By:	/s/ Rich Parlontieri
Name: Rich Parlontieri
Title: President

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